Exhibit 1.1

CANTOR FITZGERALD INCOME TRUST, INC.

DEALER MANAGER AGREEMENT

This Dealer Manager Agreement (the “Agreement”) is made and entered into as of the [    ] day of [    ], 2023 between Cantor Fitzgerald Income Trust, Inc., a Maryland corporation (the “Company”), and Cantor Fitzgerald & Co., a New York general partnership (the “Dealer Manager”).

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement. Terms not defined herein shall have the same meaning as in the Prospectus.

The Company is offering to the public four classes of Shares, Class T shares, Class S shares, Class D shares and Class I shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Selected Dealer Agreement”) at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”)

Now, therefore, in consideration of the terms and conditions hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the Company and the Dealer Manager as follows:

1.	Representations and Warranties of the Company:

The Company represents and warrants to the Dealer Manager that:

a. Registration Statement and Prospectus. A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to

Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b. The Company. The Company is and will be at all times during the Offering duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c. Compliance with the Securities Act. At the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and Prospectus will comply with the Securities Act and the Rules and Regulations and at the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective and during the Offering the Registration Statement and Prospectus will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not apply to statements contained in or omitted from the Registration Statement or Prospectus that are made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer Manager or any of the Dealers specifically for inclusion in the Registration Statement or Prospectus.

d. Use of Proceeds. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. Absence of Further Consents and Approvals. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

f. No Order of Suspension. No order preventing or suspending the use of a Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

g. No Pending Actions. There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

h. Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) any of its organizational documents, (ii) any, indenture, mortgage, deed of trust, or lease to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of clause (ii) and (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company.

i. Requisite Authority. The Company has all necessary power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

j. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

k. Authorization of Shares. At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

l. Taxes. The Company has filed all Federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

m. Financial Statements. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

n. Investment Company Act. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a real estate investment trust and, to the knowledge of the Company, there currently exists no circumstance that will prevent the Company from complying with such requirements as contemplated in the Prospectus. The Company intends to operate the business of the Company so as to comply with such requirements to elect status as a real estate investment trust at such time as it so qualifies.

p. Due Diligence Materials. To the knowledge of the Company, all materials provided by the Company or any of its affiliates to the Dealer, including materials provided to the Dealer in connection with its due diligence investigation relating to the Offering, were materially accurate as of the date provided.

q. Authorized Sales Materials. Any and all supplemental sales materials, sales literature, advertising and other material as shall have been previously approved by the Company or an authorized agent of the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof.

2.	Covenants of the Company.

The Company covenants and agrees with the Dealer Manager during the full term of this Agreement that:

a. Furnishing Materials. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) the Prospectus in final form and every form of supplemental or amended prospectus; (ii) this Agreement; and (iii) any other Authorized Sales Materials.

b. Qualification of Shares. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

c. Effectiveness of Registration; Stop Orders. It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; (iv) use its best efforts to prevent the issuance of any order by the SEC, any state regulatory authority or any other regulatory authority which suspends the effectiveness of the Registration Statement, prevents the use of the Prospectus, or otherwise prevents or suspends the Offering; and (v) if at any time the SEC, any state regulatory authority or any other regulatory authority shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time. The Company has complied and will comply with all applicable state and federal laws, rules and regulations applicable to the Offering and the sale of Shares, as well as the laws of any other applicable jurisdiction.

d. Amendments and Supplements. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.	Representations, Warranties and Covenants of the Dealer Manager.

The Dealer Manager represents and warrants to the Company that:

a. The Company. The Dealer Manager is a general partnership duly organized, validly existing and in good standing under the laws of New York, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

c. Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Dealer Manager.

d. Broker Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states and other jurisdictions where the Dealer Manager is required to be registered in order to participate in the distribution of Shares in the Offering. Moreover, the Dealer Manager’s employees and representatives that will act under this Agreement have all required licenses and registrations to act under this Agreement.

e. Anti-Money Laundering. The Dealer Manager has, to the extent required, established and implemented anti- money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 and will require that its Dealers establish such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

f. Disclosure. As of the date of this Agreement, the Dealer Manager has not furnished any information to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto. If, during the term of this Agreement, the Dealer Manager delivers any information to the Company in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, then any such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.	Appointment, Obligations and Compensation of Dealer Manager.

a. Appointment of Dealer Manager; Best Efforts. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA, or registered investment advisers or bank trust departments who are paid no commission or as otherwise described in the Prospectus. The Dealer Manager may not sell Shares for cash directly to its own clients and customers except to institutional investors approved by the Company at the public offering price or customers of registered investment advisers or bank trust departments, subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2090, 2111, 2310, 5110 and 5141, and Rules 2420 and 2440 of the NASD Conduct Rules (or any such rule’s successor FINRA Rule).

b. Commencement of Sales; Termination. Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c. Suitability. The Dealer Manager, in its agreements with Dealers, shall require that each Dealer offer Shares only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that each Dealer comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, applicable FINRA rules and the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., effective May 7, 2007, as amended (the “NASAA REIT Guidelines”).

d.

Offering Price. The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus and described below. Each class of Shares will be sold at the then-current “transaction price,” plus applicable upfront selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. The “transaction price” generally will be the most recently determined net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), unless the Company determines to adjust the previously-disclosed transaction price because the Company believes there has been a material change (positive or negative) to the NAV per share since the end of the prior month, as described in the Prospectus. The Company will determine the NAV on a monthly basis and the offering price per share for each class of Shares will vary. For stockholders who participate in the Company’s DRP, the cash distributions attributable to the class of shares that each stockholder owns will be automatically re-invested in additional shares of the same class. The Shares will be issued and sold to stockholders of the Company pursuant to the DRP at a purchase price equal to the transaction price of the applicable class of shares on the date the distribution is payable.

e. Selling Commissions and Dealer Manager Fees. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class T Primary Shares and Class S Primary Shares, all as described in Schedule 2 to this Agreement. All or a portion of the selling commissions may be reallowed by the Dealer Manager to the Dealers who sold the Class T Primary Shares and Class S Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of Class T Primary Shares, as described in Section 2 to this Agreement. All or a portion of the dealer manager fees may be reallowed by the Dealer Manager to the Dealers who sold the Class T Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. No selling commissions or dealer manager fees shall be paid to the Dealer Manager with respect to the sale of Class D Shares and Class I Shares or with respect to any DRP Shares.

f.

Distribution Fees. Except as otherwise provided in this Dealer Manager Agreement and in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Dealer Manager a distribution fee in connection with sales of the Shares, as described in Schedule 2 to this Dealer Manager Agreement. No distribution fees will be paid to the Dealer Manager with respect to Class I Shares. The Dealer Manager may reallow or advance the distribution fees to the Dealer who sold the Class T Shares, Class S Shares or Class D Shares giving rise to such distribution fees, respectively, to the extent the Selected Dealer Agreement with such Dealer provided for such payment. Notwithstanding the foregoing, if the Dealer Manager is notified that the Dealer who sold such Class T Shares, Class S Shares or Class D Shares, respectively, is no longer the broker-dealer of record with respect to such Class T Shares, Class S Shares or Class D Shares, then such Dealer’s entitlement to the distribution fees related to such Class T Shares, Class S Shares or Class D Shares shall cease, and such Dealer shall not receive the distribution fee for any portion of the month in which such Dealer is not the broker-dealer of record on the last day of the month; provided, however, if the change in the broker-dealer of record with respect to such Class T Shares, Class S Shares or Class D Shares is made in connection with a change in the registration of record for such Class T Shares, Class S Shares or Class D Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then such Dealer shall be entitled to a pro rata portion of the distribution fees related to such Class T Shares, Class S Shares or Class D Shares, respectively, for the portion of the month for which such Dealer was the broker-dealer of record. Thereafter, such distribution fees may be reallowed by the Dealer Manager in its sole discretion to the then-current broker dealer of record of the Class T Shares, Class S Shares or Class D Shares if any such broker dealer of record has been designated (the “Servicing Broker Dealer”); provided, that, such reallowance shall only be paid to the extent such Servicing Broker Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (the “Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Broker Dealer provides for such reallowance. The Dealer Manager may pay to such Dealers and Servicing Broker Dealers up to 100% of the aggregate Distribution Fees payable by the Company to the Dealer Manager.

The Company will cease paying distribution fees with respect to any Class T Share, Class S Share or Class D Share at the end of the month in which the Company’s transfer agent in conjunction with the Dealer Manager determines that the total selling commissions, dealer manager fees and distribution fees paid with respect to such Class T Shares, Class S Shares or Class D Shares, as applicable, held by a stockholder within his or her particular account equals 8.75% (or, in the case of shares sold through certain Dealers, a lower limit as set forth in any applicable agreement between the Dealer

Manager and the Dealer) of the gross proceeds from the sale of such Class T Shares, Class S Shares or Class D Shares (including the gross proceeds of any shares issued under the DRP with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any shares issued under the DRP) will convert into a number of Class I Shares (including any fractional shares) with an equivalent aggregate NAV as such share. In addition, the Company will cease paying distribution fees with respect to each Class T Share, Class S Share and Class D Share on the earlier to occur of the following: (i) a listing of the Shares, (ii) the merger or consolidation of the Company with and into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the Primary Offering on which, in the aggregate, underwriting compensation from all sources in connection with the Offering, including upfront selling commissions, distribution fees and other underwriting compensation, is equal to 10.0% of the gross proceeds from the Offering. The Company will further cease paying the distribution fees on any Class T Share, Class S Share or Class D Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of its affairs, or a merger or other extraordinary transaction to which the Company is a party and in which the Class T Shares, Class S Shares or Class D Shares, each as a class, are exchanged for cash or other securities.

g.

Reallowance. The terms of any reallowance of selling commissions, dealer manager fees and the distribution fees shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the distribution fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the distribution fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or distribution fees to Dealers on behalf of the Dealer Manager without incurring any liability. The Dealer Manager shall not be obligated to pay selling commissions, distribution fees or any reallowance of the dealer manager fees to Dealers and Servicing Broker Dealers until such time as the Dealer Manager is in receipt of such amounts from the Company.

h.

Reimbursement. In addition to the other items of underwriting compensation set forth in this Agreement, the Company and/or Cantor Fitzgerald Income Advisors, LLC (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

In addition to reimbursement as provided under this Agreement, and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under NASAA Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

i.

The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

j.

Permissible Materials. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and Authorized Sales Materials.

k.

Offering Jurisdictions. The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed to do so. In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added.

l.	Submission of Orders. The Dealer Manager, in its agreements with Dealers, shall require each Dealer to:

(i) instruct subscribers to make their checks payable to or to send wire transfers for the account of “Cantor Fitzgerald Income Trust, Inc.;”

(ii) return any check not conforming to the foregoing instructions directly to such subscriber not later than the end of the next business day following its receipt; provided that checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit in accordance with the procedures in paragraphs (iii) and (iv) below;

(iii) where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are initially received from subscribers, transmit checks by the end of the next business day following receipt of the subscription documents and the check by the Dealer to the Company or to such other account or agent as directed by the Company;

(iv) where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), transmit subscription documents and checks to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer. The Final Review Office will transmit such subscription documents and checks by the end of the next business day following receipt by the Final Review Office to the Company or to such other account or agent as directed by the Company.

m. Payment. Except as otherwise provided herein, the selling commissions specified in Section 4(e) of this Agreement for the sale of any Shares shall be payable in cash by the Company no later than seven (7) days after the investor subscribing for the Shares is admitted as a stockholder of the Company and the dealer manager fees specified in Section 4(e) of this Agreement for the sale of any Shares shall be payable in cash on a schedule mutually agreed between the Dealer Manager and the Company. Notwithstanding anything to the contrary contained herein, in the event that the Company pays any selling commissions or fees to the Dealer Manager for a sale of one or more Shares and the subscription is subsequently rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the selling commissions or fees paid to the Dealer Manager for the sale of the Shares as to which the subscription is rescinded. In the event that no payment of selling commissions or other compensation is due to the Dealer Manager after such rescinded subscription occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within seven (7) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

5.	Issuance of Confirmations to Purchasers.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

6.	Indemnification.

a. The Company shall indemnify and hold harmless the Dealer Manager, its officers, directors, owners, managers, members, partners, employees, agents, attorneys and accountants, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act (collectively, the “Dealer Manager Indemnified Persons”) and each Dealer, its officers, directors, owners, managers, members, partners, employees, agents, attorneys and accountants, and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act (collectively, the “Dealer Indemnified Persons” and, together with the Dealer Manager Indemnified Persons, the “Broker Dealer Indemnified Persons”) from and against any losses, claims, damages, expenses or liabilities, joint or several, to which such Broker Dealer Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (a) a breach or alleged breach by the Company of any of its representations, warranties or covenants in this

Agreement; (b) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof) or any post- effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); (c) the omission or alleged omission to state in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (d) any verbal or written representation made by the Company, its representatives or agents in violation of the Securities Act or any other applicable federal or state securities law. The Company shall reimburse each Broker Dealer Indemnified Person for any legal or other expenses reasonably incurred by such Broker Dealer Indemnified Person in connection with investigating or defending such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company shall not be liable: (x) to any Dealer Manager Indemnified Person in any such case (1) to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application or (2) it is determined that the loss, claim, damage, expense, liability or action results directly and primarily from the willful misconduct, fraudulent act or gross negligence of the Dealer Manager; or (y) to any Dealer Indemnified Person in any such case (1) to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post- effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application or (2) it is determined that the loss, claim, damage, expense, liability or action results from the willful misconduct, fraudulent act or gross negligence of the Dealer. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA REIT Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation by such party of state or Federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b. The Dealer Manager shall indemnify and hold harmless the Company, each officer and director of the Company, the Company’s employees, agents, attorneys and accountants, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Persons”), from and against any losses, claims, damages, expenses or liabilities to which any of the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (a) a breach or alleged breach by the Dealer Manager of any of its representations, warranties or covenants in this Agreement; (b) any untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application, or (c) the omission to state in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any

Authorized Sales Materials or (iv) any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, in each such case under clauses (b) or (c) hereof to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application and shall reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in connection with investigating or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have. Notwithstanding anything to the contrary contained herein, in no event shall the Dealer Manager be required or obliged to contribute or provide indemnification in excess of the net proceeds from the sale of the Shares in the Offering that have been actually received and retained by the Dealer Manager.

(i)

Each Dealer severally shall indemnify and hold harmless the Company, the Dealer Manager and each of their respective directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their respective officers who has signed the Registration Statement, each of their respective managers, members, partners, employees, agents, attorneys and accountants, and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Persons”) from and against any losses, claims, damages, expenses or liabilities to which the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (a) a breach or alleged breach by the Dealer of any of its representations, warranties or covenants in the Selected Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application, or (c) the omission to state in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, in each such case under clauses (b) or (c) hereof to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application, or (c) any failure to deliver to any investor the Prospectus and all supplements thereto and any amended prospectus, or (d) any use by the Dealer its employees, representatives or agents of sales materials in connection with the Offering other than Authorized Sales Materials, (e) any verbal or written representation made by the Dealer, its employees, representatives or agents in violation of the Securities Act or any other applicable federal or state securities law, (f) any sale in violation of or failure by Dealer to perform its obligations as set forth in Section IX of the Selected Dealer Agreement, or (g) any failure to comply with applicable rules of FINRA, federal or state securities laws or the rules and regulations promulgated thereunder, the NASAA REIT Guidelines, or any other state or federal laws and regulations applicable to the Offering or the activities of the Dealer in connection with the Offering, and will reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

c.

Promptly after receipt by a person to whom the rights to indemnification provided for in Sections 7(a), (b) and (c) of this Agreement would by their terms be available (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) under this Section 6 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company, the Dealer Manager or the Dealers, to the extent any of them is an indemnifying party with respect to an Indemnified Party (each to such extent, an “Indemnifying Party”) under this Section 6, notify in writing the Indemnifying Party of the commencement thereof; the omission so to notify the Indemnifying Party will relieve it from liability under this Section 6 only in the event and to the extent the failure to provide such notice actually and materially and adversely affects the ability to defend such action. In case any such action is brought against any Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses (subject to paragraph (e) of this Section 6) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party and shall not be required to contribute or provide indemnification on account of any settlement of any claim or action effected without the consent of such Indemnifying Party; provided, that, if an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel pursuant to Section 6(e), any such Indemnifying Party shall be liable for any settlement of any claim or action effected without its written consent if (1) such settlement is entered into more than forty-five (45) days after receipt by such Indemnifying Party of the aforesaid request, (2) such Indemnifying Party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (3) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

d. The Indemnifying Party shall pay all legal fees and expenses of the Indemnified Party in the defense of such claims or actions; provided, however, that the Indemnifying Party shall not be obliged to pay legal expenses and fees to more than one law firm (as well as local counsel) in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the Indemnifying Party shall only be obliged to reimburse the expenses and fees of the one law firm (as well as local counsel) that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the Indemnifying Party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

e. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

f. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Indemnifying Parties, the Indemnifying Parties will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by any Indemnified Party from persons other than the Indemnifying Parties, such as persons who control the Indemnified Party within the meaning of the Securities Act and officers and directors of the Indemnified Party, who also may be liable for contribution) to which the Indemnifying Parties may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Parties on the one hand and the Indemnified Parties on the other hand. The relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) that have been actually received and retained by such parties. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Indemnified Parties, on the one hand, and the Indemnifying Parties, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnified Parties or the Indemnifying Parties, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Dealer Manager and the Dealers agree that it would not be just and equitable if contributions pursuant to this Section 6(g) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 6(g) shall be deemed to include, for the purpose of this Section 6(g), any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim to the extent consistent with this Section 6. Notwithstanding the foregoing provisions of this Section 6(g), the Dealer Manager shall not be required to contribute any amount in excess of the net proceeds from the sale of the Shares in the Offering that have been actually received and retained by the Dealer Manager pursuant to this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(g), any person who controls a party to this Agreement within the meaning of the Securities Act, and any respective officers, directors, owners, managers, members, partners, employees, agents, attorneys and accountants of a party to this Agreement, will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(g), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(g) except to the extent that the failure to so notify such other party actually and materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 6(d) or Section 6(f) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 6(d) or Section 6(f) hereof.

g. The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (1) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (2) delivery of any Shares and payment therefor, and (3) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7.	Survival of Provisions.

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

8.	Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of Federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

9.	Severability.

If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

10.	Delay Not a Waiver.

Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

11.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

12.	Third-Party Beneficiaries; Successors; and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Section 6 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

13.	Term and Termination.

In any case, if not sooner terminated, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any material provision of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with and such failure to comply is not cured within ten (10) days after the date of such occurrence or (b) on 60 days’ written notice. In any event, this Agreement shall be deemed suspended during any period for which the Dealer Manager’s license or registration to act as a broker dealer shall be revoked or suspended by any federal, self-regulatory or state agency.

In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate account as the Company may designate; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents required to be retained by the Dealer Manager pursuant to (i) Federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the NASAA REIT Guidelines, but shall keep all such information confidential; provided, that, nothing contained in this Agreement shall prevent the Dealer Manager from disclosing any such information to any regulatory authority asserting jurisdiction over the Dealer Manager. The Dealer Manager shall use its reasonable best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 4 of this Agreement, including but not limited to any distribution fees, pursuant to the requirements of that Section 4 at such times as such amounts become payable pursuant to the terms of such Section 4 without acceleration.

14.	Definitions.

Any terms used but not defined herein shall have the meanings given to them in the Prospectus.

15.	Notices.

All notices, approvals, requests, and authorizations that are required hereunder to be in writing shall be duly given and deemed to be delivered when delivered in person, by courier, or by over-night delivery service, or deposited in the United States mail, properly addressed and stamped with the required postage, to the intended recipient, as set forth below.

To the Dealer Manager:	Cantor Fitzgerald & Co. 110 E. 59th Street New York, NY 10022 Attn: General Counsel

To the Company:	Cantor Fitzgerald Income Trust, Inc. 110 E. 59th Street New York, NY 10022 Attn: General Counsel

With a copy to: Joseph Herz Greenberg Traurig, LLP 200 Park Avenue New York City, New York 10166

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year set forth above.

COMPANY:

CANTOR FITZGERALD INCOME TRUST, INC.

By:
Name:
Title:

DEALER MANAGER:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

Schedule 1

Registration Statement(s)

Registration Statement on Form S-11, Registration No. 333-[•].

Schedule 2

Compensation

I.	Selling Commissions and Dealer Manager Fees.

The Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per share of each sale of Class T Primary Shares and (b) up to 3.5% of the transaction price per share of each sale of Class S Primary Shares pursuant to a Selected Dealer Agreement between the Dealer Manager and a Dealer which provides for the payment of such selling commission and reallowance to such Dealer. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I shares, Class D shares or DRP Shares.

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRP Shares.

II.	Distribution Fees.

The Company will pay to the Dealer Manager a distribution fee with respect to outstanding Class T shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T shares; provided, however, with respect to Class T shares sold through certain Dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The Company will pay to the Dealer Manager a distribution fee with respect to outstanding Class S shares and Class D shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. The Company will not pay the Dealer Manager a distribution fee with respect to Class I shares.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT